UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2004 Performance Incentive Plan

The Board of Directors (the “Board”) of Western Digital Corporation (the “Company”) previously adopted an amendment and restatement of the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan (the “Restated 2004 Plan”), subject to approval by the Company’s stockholders on November 4, 2015. Among other things, the Restated 2004 Plan reflects amendments to:

(i)	increase the number of shares of the Company’s common stock available for award grants under the Restated 2004 Plan by 17,000,000 shares, from 48,837,248 shares to a new maximum aggregate limit of 65,837,248 shares;

(ii)	renew the Company’s authority to grant certain qualified performance-based awards intended to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code through the Company’s 2020 annual meeting of stockholders, and approve the performance criteria set forth in the Restated 2004 Plan for use in connection with such performance-based awards;

(iii)	increase the limit of the maximum number of shares that may be delivered under the Restated 2004 Plan pursuant to stock options qualified as incentive stock options under the Internal Revenue Code by an additional 16,137,935 shares, from 49,699,313 shares to a new aggregate incentive stock option limit of 65,837,248 shares. These stock option awards count against, and are not in addition to, the aggregate share limit of 65,837,248 shares referenced in (i) above;

(iv)	create a limit of $900,000 on the value of equity awards granted to any one non-employee director in any single measurement year (based on fair market value of the shares on the date of grant of the applicable award, using such valuation principles as determined by the plan administrator, and with the measurement year generally being the period from one annual meeting of the Company’s stockholders to the next); provided, that this limit does not apply to any award granted to an individual serving in a capacity other than as a non-employee director; and

(v)	extend the expiration date of the Restated 2004 Plan to August 4, 2025.

According to the results from the Company’s annual meeting of stockholders held on November 4, 2015, the Company’s stockholders have approved the Restated 2004 Plan.

The Board or one or more committees appointed by the Board administers the Restated 2004 Plan. The Board has delegated general administrative authority for the Restated 2004 Plan to the Compensation Committee of the Board, except the Board retains administrative authority with respect to awards granted to non-employee members of the Board. The administrator of the Restated 2004 Plan has broad authority under the plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the Restated 2004 Plan include officers or employees of the Company or any of its subsidiaries, members of the Board, and certain consultants and advisors to the Company or any of its subsidiaries.

The Restated 2004 Plan authorizes an increase in the number of shares of common stock available for award grants under the 2004 Restated Plan by an additional 17,000,000 shares, from 48,837,248 shares to a new aggregate total of 65,837,248 shares. As noted on page 63 of our Definitive Proxy Statement filed with the Securities and Exchange Commission on September 23, 2015, as of August 13, 2015: (i) a total of 11,119,468 shares of our common stock were subject to outstanding awards granted under the Restated 2004 Plan, and (ii) an additional 3,113,485 shares of our common stock were available for new award grants under the Restated 2004 Plan (before giving effect to the increase of 17,000,000 shares in the aggregate share limit). Shares issued in respect of any “full-value award” (generally, any award other than a stock option or stock appreciation right) granted under the Restated 2004 Plan will continue to be counted against the share limit described in the preceding paragraph as 1.72 shares for every one share actually issued in connection with the award.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Restated 2004 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the Restated 2004 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise relates shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. Shares that are reacquired or withheld by the Company to pay the exercise price of an award granted under the Restated 2004 Plan, shares reacquired or withheld to satisfy the tax withholding obligations related to any award and shares purchased on the open market with the cash proceeds from the exercise of stock options, will not be available for subsequent awards under the Restated 2004 Plan. Shares that are subject to or underlie awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Restated 2004 Plan will again be available for subsequent awards under the Restated 2004 Plan. In addition, the Restated 2004 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the Restated 2004 Plan.

The types of awards that may be granted under the Restated 2004 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses, performance stock, stock units, phantom stock, dividend equivalents and similar awards, which are granted or denominated in shares of the Company’s common stock, as well as cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Restated 2004 Plan and any outstanding awards, as well as the exercise or purchase price of awards, and the performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

The foregoing summary of the Restated 2004 Plan and the amendments thereto is qualified in its entirety by reference to the text of the Restated 2004 Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Amended and Restated Change of Control Severance Plan

On November 3, 2015, the Board adopted an amendment and restatement of the Western Digital Corporation Change of Control Severance Plan (the “Restated Severance Plan”). Among other things, the Restated Severance Plan reflects amendments to provide for accelerated vesting of all equity awards granted by the Company to an eligible executive in the event the executive’s employment terminates in connection with a “Change in Control” (as defined in the Restated Severance Plan) and the executive is eligible for severance benefits under the plan. In such circumstances, equity awards with performance-based vesting conditions, such as performance stock units, generally would vest at the target level of performance if the performance period had not ended as of the date of the Change in Control. To the extent the terms of an applicable equity plan, award agreement, Board or Compensation Committee action or definitive agreement effecting a Change in Control provide for more favorable treatment of such awards in the circumstances (for example, vesting at greater than the target level), the executive would be entitled to the more favorable treatment.

The foregoing summary of the amendments to the Restated Severance Plan is qualified in its entirety by reference to the text of the Restated Severance Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on November 4, 2015. Results of the voting at the annual meeting of stockholders are set forth below.

Election of Directors. The stockholders elected the following eight directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Martin I. Cole	176,061,509	1,004,495	756,105	18,061,082
Kathleen A. Cote	173,934,063	3,133,300	754,746	18,061,082
Henry T. DeNero	173,174,210	3,892,384	755,515	18,061,082
Michael D. Lambert	173,227,840	3,837,129	757,140	18,061,082
Len. J. Lauer	175,210,058	1,847,965	764,086	18,061,082
Matthew E. Massengill	174,458,698	2,614,291	749,120	18,061,082
Stephen D. Milligan	174,959,744	2,128,170	734,195	18,061,082
Paula A. Price	175,956,447	1,109,394	756,268	18,061,082

Advisory Vote on Named Executive Officer Compensation. The stockholders voted to approve, on an advisory basis, the named executive officer compensation described in the proxy statement for the annual meeting of stockholders. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
168,222,756	8,460,663	1,138,690	18,061,082

Approval of Restated 2004 Plan. As described in more detail above, the stockholders approved the Company’s Restated 2004 Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
160,840,360	16,083,730	898,019	18,061,082

Approval of Amendment and Restatement of 2005 Employee Stock Purchase Plan. The stockholders approved an amendment and restatement of the Company’s 2005 Employee Stock Purchase Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
173,127,325	3,273,607	1,421,177	18,061,082

Appointment of KPMG LLP as Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2016. The voting results were as follows:

For	Against	Abstain
190,277,612	4,857,195	748,384

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed as a part of this report.

Exhibit No.	Description

10.1	Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

10.2	Western Digital Corporation Amended and Restated Change of Control Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: November 4, 2015		Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary

Exhibit Index

10.1	Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

10.2	Western Digital Corporation Amended and Restated Change of Control Severance Plan